Exhibit 10.3

IRREVOCABLE UNDERTAKING

To:	Gurnet Point L.P. (“Gurnet”)

Lough Ree Technologies Limited (“Gurnet Sub”)

From:	[●] of [●] (the “Shareholder”)

3 April 2017

Re: Offer by way of scheme of arrangement for Innocoll Holdings plc (the “Company”)

Dear Sirs

1.	Subject to the announcement of the Acquisition pursuant to the Rule 2.5 Announcement by 11.59 p.m. (New York City time) on 5 April 2017 (or such later date and time as Gurnet and the Company may agree), the Shareholder hereby irrevocably and unconditionally warrants and undertakes with Gurnet and Gurnet Sub (save in respect of paragraphs 1.2 to 1.4, 1.5.2, 1.5.3, 1.5.4, 1.7, 1.8 and 1.10, as to which the Shareholder undertakes only) on the terms of this deed of undertaking (this “Deed”) for so long as this Deed remains in effect, that:

1.1	the Shareholder is the sole beneficial owner and (save as specified in the Schedule to this Deed) the registered holder of the Committed Shares and has, and will continue to have, all relevant authority to cast all votes, attaching to the Committed Shares and any Further Shares (or is otherwise able to control the exercise of all votes attaching to such shares so as to ensure that they are cast) in favour of the Scheme and the acceptance of the Acquisition and as otherwise reasonably required to progress or implement the Scheme or the Acquisition;

1.2	unless Gurnet Sub otherwise consents in writing in advance, the Shareholder shall cast or procure the casting of (including by any registered nominee) all votes (whether on a show of hands or a poll and whether in person or by proxy) in respect of all of his Committed Shares and any Further Shares in favour of the Scheme and as otherwise reasonably required to progress or implement the Scheme or the Acquisition including in favour of any resolutions to reduce the share capital of the Company and alter the Innocoll Constitution, whether at the Scheme Meeting, the EGM and / or at any other meeting of Innocoll Shareholders or of any class of Innocoll Shareholders of which the Shareholder is or has been determined by the Company or a court of competent jurisdiction (as the case may be) to be a member (including any adjournment thereof):

1.2.1	against any resolution or proposal to adjourn the Scheme Meeting or the EGM; and

1.2.2	against any resolution that might reasonably be expected to impede or frustrate the Scheme in any way (which shall include any resolution to approve a scheme of arrangement relating to the acquisition of any Innocoll Shares by a third party) or that would otherwise reasonably be expected to impact on the success of the Scheme;

1.3	unless Gurnet Sub otherwise consents in writing in advance, the Shareholder shall, without prejudice to the Shareholder’s right to attend and vote in person at the Scheme Meeting and the EGM, as soon as possible and in any event within ten calendar days after the date of despatch of the Scheme Document to the Innocoll

Shareholders, return or procure (in the case of any registered nominee) the return of the forms of proxy enclosed with the Scheme Document in accordance with the instructions printed thereon, in each case duly executed and completed in respect of the Committed Shares and any Further Shares and instructing the proxy thereby appointed to vote in favour of the Scheme Meeting Resolution and the EGM Resolutions;

1.4	unless Gurnet Sub otherwise consents in writing in advance, the Shareholder shall cast or procure the casting of all votes, in person or by proxy in respect of all of the Committed Shares and any Further Shares, against any resolutions proposed at any extraordinary general meeting of the Company convened in connection with any Innocoll Alternative Proposal;

1.5	if the Acquisition is implemented as a Takeover Offer in accordance with the provisions of the Transaction Agreement and the requirements of the Takeover Rules:

1.5.1	the Shareholder undertakes and warrants that notwithstanding the terms of paragraph 7, the Shareholder’s obligations under this Deed will apply mutatis mutandis to such a Takeover Offer and, in particular, the Shareholder undertakes to accept or procure the acceptance of the Takeover Offer in respect of the Committed Shares and any Further Shares and deliver (or procure the delivery of) duly completed form(s) of acceptance, together with the document(s) of title and / or evidence of authority with respect to them, in accordance with the terms of the Takeover Offer, as soon as possible and in any event within the earlier of seven calendar days after the posting of the Takeover Offer Document and the time and date by which such acceptance documentation must be delivered in order to be valid on the first closing date of the Takeover Offer;

1.5.2	if any Further Shares are issued after the despatch of the Takeover Offer Document, the Shareholder will accept (or procure the acceptance of) the Takeover Offer in respect of such Further Shares and deliver (or procure the delivery of) all of the acceptance documentation set out above in relation to such Further Shares as soon as possible and, if such Further Shares are issued prior to the first closing date of the Takeover Offer, in any event by the earliest of seven calendar days after the posting of the Takeover Offer Document, seven days after any such issuance and the time and date by which such acceptance documentation must be delivered in order to be valid on the first closing date of the Takeover Offer;

1.5.3	the Shareholder shall cast or procure the casting of all votes, in person or by proxy, in respect of all of the Committed Shares and any Further Shares in favour of any resolutions to be proposed to the Innocoll Shareholders at any extraordinary general meeting convened in connection with such Takeover Offer; and

1.5.4	execute or procure the execution of all such other documents as may reasonably be necessary for the purpose of giving Gurnet Sub the full benefit of the Shareholder’s obligations pursuant to this Deed with respect to the Takeover Offer;

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in each case unless Gurnet Sub otherwise consents in writing in advance;

1.6	other than the Committed Shares, the Shareholder does not own, manage, control or have any interest, rights, warrants or convertible securities, directly or indirectly, in any Innocoll Shares or other securities of the Company or any rights or options to subscribe for, purchase or otherwise acquire any such Innocoll Shares or securities either alone or together with others (other than any such rights as are set out in Part (A) of the Schedule to this Deed), and neither the whole nor any part of the Shareholder’s interest in the Committed Shares is subject to any Encumbrance;

1.7	unless and until this Deed ceases to have effect in accordance with paragraph 7, the Shareholder shall not (and shall procure that any registered nominee shall not):

1.7.1	vote in favour of or assent as a holder or owner of the Committed Shares and/or any Further Shares to any Innocoll Alternative Proposal or any offer by any person other than Gurnet Point or Gurnet Sub in respect of all or any of the Committed Shares and the Further Shares whether conditional or unconditional (by whatever means the same is to be implemented);

1.7.2	except pursuant to the Acquisition, sell, transfer, encumber, grant any option over or otherwise dispose of or permit the sale, transfer, pledge, charging or other disposition or the creation or grant of any other Encumbrance over, all or any of the Committed Shares or any Further Shares or any interest in all or any thereof (whether conditionally or unconditionally); provided that the Shareholder may transfer the Committed Shares or any Further Shares to any member of the Shareholder’s immediate family, or to a trust for the benefit of the Shareholder or any member of the Shareholder’s immediate family for estate planning purposes or for the purposes of personal tax planning, or upon the death of the Shareholder, by will or intestacy; provided, however, that any such transfer shall only be permitted if, as a precondition to such transfer, such transferee agrees in writing to be bound by all of the terms of this Deed;

1.7.3	exercise any rights attributable to or conferred by the Committed Shares or the Further Shares in a manner that would reasonably be expected to impede or delay or adjourn the convening or holding of the Scheme Meeting or the EGM or any extraordinary general meeting convened in order to progress or implement the Scheme or the Takeover Offer;

1.7.4	withdraw the votes in favour of the Scheme or any resolution at the EGM or any other meeting of Innocoll Shareholders or class of Innocoll Shareholders referred to in paragraph 1.2 or the acceptance(s) in the case of a Takeover Offer referred to in paragraph 1.5 in respect of any of the Committed Shares or any Further Shares even if entitled to withdraw such votes or acceptances under the Takeover Rules or otherwise by the terms of the Acquisition or under the terms of the Takeover Offer Document, and shall procure that any such vote or acceptance in respect of the Committed Shares and any Further Shares is not withdrawn;

1.7.5	revoke or withdraw the forms of proxy once they have been returned in accordance with paragraphs 1.3, 1.4 and 1.5.3;

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1.7.6	other than in relation to any Further Shares issued after the date hereof and attributable to or derived from the Shareholder’s holdings of the Committed Shares or rights specified or referred to in the Schedule to this Deed, acquire or become beneficially interested in any Innocoll Shares, securities convertible into Innocoll Shares or any interest in such Innocoll Shares or securities without the prior written consent of Gurnet Sub and, if any such Innocoll Shares or other securities or interests are acquired by the Shareholder, such Innocoll Shares, other securities or interests (as the case may be) shall be deemed to be included in the expression “Committed Shares” for the purposes of this Deed;

1.7.7	in the event that the Acquisition proceeds by way of the Takeover Offer, notwithstanding that the terms of the Takeover Offer Document will confer rights of withdrawal on accepting shareholders, the Shareholder shall not withdraw any acceptance of the Takeover Offer in respect of the Committed Shares and any Further Shares or any of them and shall procure that no rights to withdraw any acceptance in respect of such Committed Shares and any Further Shares are exercised; or

1.7.8	enter into any deed, agreement, arrangement or incur an obligation or give any indication of intent in his capacity as a holder or owner of the Committed Shares and / or any Further Shares (whether conditional or unconditional and whether or not legally binding):

(a)	to do all or any of the acts referred to in this paragraph 1.7;

(b)	which would or would be likely to restrict the acquisition of the Committed Shares and / or any Further Shares by Gurnet Point or Gurnet Sub under the Acquisition; or

(c)	which, in relation to the Committed Shares or the Further Shares would reasonably be expected to impede or delay the Shareholder from voting in favour of the Scheme or accepting the Offer;

1.8	prior to the first to occur of (i) the successful completion of the Acquisition or (ii) the lapsing of the Acquisition or (iii) this Deed ceasing to have any effect in accordance with paragraph 7, the Shareholder shall not, in his capacity as a Innocoll Shareholder, without the consent of Gurnet, take any step, including voting the Shareholder’s Innocoll Shares, requisitioning, or joining in requisitioning of, any general or class meeting of the Company, or taking any other action whatsoever, that would reasonably be expected to restrict or impede the Scheme becoming effective, or, as the case may be, the Takeover Offer becoming unconditional;

1.9	the Shareholder has and will continue to have full power and authority and the right (free from any legal or other restrictions) to enter into, and to perform all obligations under this Deed;

1.10	where the Committed Shares and / or the Further Shares are registered in the name of a nominee, the Shareholder shall direct and procure the nominee to act as if the nominee were bound by the terms of this Deed and shall do all acts necessary to

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carry the terms hereof into effect as if the Shareholder had been the registered holder of the Committed Shares and / or the Further Shares;

1.11	the Shareholder is beneficially entitled under the Innocoll 2015 Plan, the Innocoll 2016 Plan and / or the Innocoll Option Award Agreement to subscribe for the number of shares in the Company’s capital specified in Part (A) of the Schedule to this Deed, and upon allotment, those shares will be treated as Further Shares for the purposes of this Deed;

1.12	unless otherwise agreed in writing with Gurnet, the Shareholder shall procure that, in respect of one (1) Committed Share that the Shareholder is currently the beneficial owner of but not the registered holder of, such Committed Share will be registered in the name of the Shareholder as soon as practicable after the date of this Deed and in any event within 10 days following the date of this Deed;

1.13	with reference to the option agreement, dated 10 July 2014, by and among the Company (formerly Innocoll AG), the Shareholder, and the other parties thereto (as amended and/or restated from time to time, the “Option Agreement”), the Shareholder irrevocably and unconditionally consents and agrees that all rights, obligations and claims (whether past, current or future) he has or might have against the Company (formerly Innocoll AG), under or in connection the Option Agreement are terminated and irrevocably renounced and waived on, and with effect from, the Effective Time and that the Shareholder irrevocably undertakes not exercise any rights and obligations under the Option Agreement as of the date hereof; and

1.14	unless otherwise agreed in writing with Gurnet, the Shareholder shall not acquire any interest (as defined in the Takeover Rules) or otherwise deal or undertake any dealing (as defined in the Takeover Rules) in any relevant securities (as defined in the Takeover Rules) of the Company unless the Panel determines and confirms to Gurnet that the Shareholder is not acting or deemed to be acting in concert with Gurnet and/or Gurnet Sub for the purposes of the Takeover Rules.

2.	In order to secure the performance of the Shareholder’s obligations under this Deed, the Shareholder irrevocably appoints any director of Gurnet Sub jointly and severally to be the Shareholder’s attorney in his name and on his behalf to attend and vote at the relevant meetings and sign or execute forms of proxy and / or such other deeds or documents and to do such other acts and things as may be necessary for the purpose of giving effect to the Shareholder’s obligations under this Deed. The Shareholder acknowledges that this power of attorney is given by way of security and is irrevocable until this Deed ceases to have effect in accordance with paragraph 7.

3.	The Shareholder recognises and acknowledges that if the Shareholder should fail to comply with the obligations contained herein or should otherwise be (or threaten to be) in breach of any of any obligations under this Deed, damages may not be an adequate remedy and that Gurnet and Gurnet Sub should accordingly be entitled to seek equitable relief, including an injunction or order for specific performance for such failure or breach (whether it be threatened or actual).

4.	The Shareholder irrevocably consents to:

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4.1	the announcement of any press announcement containing references to the Shareholder and to this Deed substantially in the terms as set out in the Rule 2.5 Announcement and to the issue of the Rule 2.5 Announcement;

4.2	particulars of this Deed being set out in the Relevant Acquisition Document or otherwise published or disclosed pursuant to the Takeover Rules;

4.3	any information which the Shareholder provides pursuant to paragraphs 5 and 6 being set out in the Relevant Acquisition Document or otherwise published or disclosed pursuant to the Takeover Rules; and

4.4	this Deed being available for inspection during all, or part of, the offer period relating to the Scheme or, as the case may be, the Takeover Offer to the extent required by the Takeover Rules.

5.	The Shareholder understands that the Takeover Rules require the Shareholder’s interests in securities in the Company in the twelve (12) months prior to the date of the Rule 2.5 Announcement to be disclosed in the Relevant Acquisition Document and that, if the Relevant Acquisition Document is posted, this Deed will be made available for public inspection prior to the Takeover Offer being declared unconditional or the Scheme becoming effective and that particulars of it will be contained in the Relevant Acquisition Document. The Shareholder warrants that the details of all of his interests in securities of the Company as set out in Part (A) of the Schedule to this Deed and his dealings in securities of the Company as set out in Part (B) of the Schedule to this Deed are true, complete and accurate in all respects and that the Shareholder’s interests are correctly described, including the registered holders of the securities to which they relate. The Shareholder shall notify Gurnet and Gurnet Sub promptly in writing of any changes in such details and shall, on request, provide Gurnet and Gurnet Sub with all reasonable assistance in compiling and confirming the details of his interests and dealings in securities of the Company. The Shareholder shall also promptly supply to Gurnet and Gurnet Sub, or procure the supply to Gurnet and Gurnet Sub of, details (dates, prices and numbers) of his dealings in Innocoll Shares in the twelve (12) month period prior the date of the Rule 2.5 Announcement. The Shareholder confirms that he does not hold any interest in securities in Gurnet and / or Gurnet Sub and the Shareholder has never had any dealings in securities in Gurnet and / or Gurnet Sub.

6.	The Shareholder will provide, or will procure the provision to, Gurnet and Gurnet Sub with all assistance and further information in relation to his interest in the Committed Shares or any Further Shares as Gurnet and / or Gurnet Sub may reasonably require in order to comply with the requirements of the Panel and any other legal or regulatory requirements for inclusion in the Rule 2.5 Announcement and the Relevant Acquisition Document (or any other document required in connection with the Acquisition).

7.	This Deed shall not oblige Gurnet Sub to announce the Acquisition. However, without prejudice to any accrued rights, obligations or liabilities, this Deed shall cease to have any effect whatsoever and all the obligations, undertakings and warranties under this Deed will lapse upon the earliest to occur of the following events:

7.1	if the Rule 2.5 Announcement is not released on or before 11.59 p.m. (New York City time) on 5 April 2017 (or such later date and time as Gurnet and the Company may agree);

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7.2	the Takeover Offer or Scheme (as applicable) lapses or is withdrawn (other than in circumstances where there is a switch from the Scheme to a Takeover Offer in accordance with clause 3.6 of the Transaction Agreement) with, to the extent required, the approval of the Panel or the Irish High Court; and

7.3	the Acquisition is not completed by the End Date.

8.	For the avoidance of doubt this Deed shall continue in effect notwithstanding completion of the Acquisition.

9.	Notwithstanding anything in this Deed to the contrary: (i) the Shareholder is not a party to this Deed in any capacity other than in his capacity as owner of the Committed Shares and as beneficiary under the Innocoll 2015 Plan, the Innocoll 2016 Plan and / or the Innocoll Option Award Agreement and as a party to the Option Agreement and is not a party to this Deed in his capacity as a director, officer or employee of the Company or any of the Company’s Subsidiaries; and (ii) nothing herein will be construed to limit, require or affect any action or inaction by the Shareholder serving on the board of directors of the Company or any Subsidiary or as an officer or fiduciary of the Company or any Subsidiary of the Company, or acting in such person’s capacity as a director, officer, employee or fiduciary of the Company or any Subsidiary of the Company. Accordingly for the avoidance of doubt, nothing in this Deed will prevent or in any way restrict the ability of the Shareholder to hold discussions with any party which has made a Innocoll Alternative Proposal with respect to the terms of the Shareholder’s employment with the Company or future employment with such third party in the context of the Innocoll Alternative Proposal.

10.	The Shareholder hereby accepts and acknowledges that:

10.1	subject to paragraph 7, the undertakings given by the Shareholder in this Deed are irrevocable;

10.2	he has not entered into this Deed relying on any statement or representation made by Gurnet or Gurnet Sub (or any of their respective directors, officers, employees or agents) or any other person;

10.3	nothing in this Deed obliges Gurnet and / or Gurnet Sub to announce or make the Acquisition or despatch the Relevant Acquisition Document if not required to do so under the Takeover Rules;

10.4	any time, date or period mentioned in this Deed may be extended by agreement between the parties but as regards any time, date or period originally fixed or so extended time shall be of the essence;

10.5	the covenants and undertakings contained in this Deed and each part of them are entirely severable and separately enforceable so that each covenant and undertaking and each part of them shall be deemed to be a separate covenant and undertaking;

10.6	the invalidity, illegality or enforceability of a provision of this Deed shall not affect or impair the continuance in force of the remainder of this Deed;

10.7	Gurnet and Gurnet Sub may assign all rights and obligations under this Deed to any company under the same ultimate ownership as Gurnet;

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10.8	the Shareholder will keep confidential the possibility, terms and conditions of the Acquisition and the existence and terms of this Deed until, in each case, the release of the Rule 2.5 Announcement;

10.9	by signing this Deed, the Shareholder hereby consents to the issue of the Rule 2.5 Announcement indicating that this commitment has been given by the Shareholder and the Shareholder further acknowledges that particulars of this Deed will be contained in the Relevant Acquisition Document; and

10.10	this Deed (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Deed or any act performed or claimed to be performed under it) will be governed by and construed in accordance with Irish law and that the Irish courts are to have exclusive jurisdiction for all purposes in connection herewith.

11.	Nothing in this Deed shall prohibit the Shareholder from taking any action required pursuant to any applicable U.S. securities laws or any rules or regulations of the NASDAQ Global Market and nothing in this Deed shall require the Shareholder to take any action prohibited by any applicable U.S. securities laws or any rules or regulations of the NASDAQ Global Market.

12.	In this Deed unless the context otherwise requires:

“Committed Shares”	the Innocoll Shares specified in Part (A) of the Schedule to this Deed, including any Innocoll Shares deriving from the rights set out in column 4 of Part (A) of the Schedule to this Deed

“Further Shares”	any other shares in the capital of the Company of which the Shareholder may hereafter become the registered and /or beneficial owner and, with respect to which shares, the Shareholder is entitled to control the voting thereof

“Relevant Acquisition Document”	the Scheme Document or the Takeover Offer Document, as applicable

“Transaction Agreement”	the transaction agreement dated ___ April 2017 between Gurnet, Gurnet Sub and the Company in relation to the implementation of the Scheme and the Acquisition

Except as otherwise defined herein or where the context otherwise requires, the terms in this Deed shall have the meanings given to them in the Transaction Agreement.

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Schedule

HOLDINGS AND DEALINGS IN THE COMPANY

(A) Holdings as of the date hereof

Beneficial owner and address	Registered holder and address (if different)	Number and class of Innocoll Shares	Number of Innocoll Shares, subject to options, warrants or other rights to subscribe, acquire or convert

(B) Dealings since 16 March 2016

Registered holder and address	Transaction Type	Date	Quantity	Price
-	-	-	-	-

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IN WITNESS whereof this Deed has been entered into and delivered AS A DEED POLL the day and year first herein WRITTEN.

SIGNED AND DELIVERED
as a DEED by
[●]

In the presence of:

Name of Witness (print)

Signature of Witness

Address of Witness

Occupation of Witness

WF-18979210-1

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